Exhibit 99.1

News Release

Sunoco, Inc. 1735 Market Street Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Terry Delaney (investors) 215-977-6106

No. 4-06

SUNOCO BOARD OF DIRECTORS RAISES DIVIDEND

PHILADELPHIA, February 2, 2006 – Sunoco, Inc. (NYSE: SUN) announced today that its Board of Directors has approved a 25 percent increase to the quarterly dividend to 25 cents per share. The quarterly dividend is payable on June 9, 2006 to shareholders of record at the close of business on May 9, 2006. The increase brings the annualized dividend rate on the Company’s common stock to $1.00 per share.

“We continue to view returning cash to our shareholders as an integral part of our strategy and are pleased to make this announcement”, said Sunoco Chairman and Chief Executive Officer John G. Drosdick. “Our results, our business outlook and our strong financial condition provide us with the ability and confidence to take this action.

“Over the past three years, we have doubled our dividend while reducing our shares outstanding by 13 percent. As we move forward, we remain committed to considering opportunities to grow the Company while returning cash to our shareholders and maintaining a strong balance sheet.”

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, approximately 4,800 retail sites selling gasoline and convenience items, approximately 4,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical

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Sunoco Board of Directors Raises Dividend

intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ materially from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; fluctuations in supply of feedstocks and demand for products manufactured; changes in product specifications; availability and pricing of oxygenates; phase-outs or restrictions on the use of MTBE; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s or a third party’s operating facilities; potential equipment malfunction; potential labor-relations problems; the legislative and regulatory environment; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to plant construction, improvements or repairs and the issuance of applicable permits; nonperformance by or disputes with major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions, including the impact of potential terrorist acts and international hostilities; and changes in the status of, or initiation of new, litigation and/or arbitration proceedings. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Form 10-Q filed with the Securities and Exchange Commission on November 3, 2005 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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